Exhibit 10.74

Aralast Promotion Agreement

Parties

This Aralast Promotion Agreement (the “Agreement”) is effective March 26, 2004, (the “Effective Date”) by and between Baxter Healthcare Corporation, with offices at One Baxter Way, Westlake Village, California 91362 (“Baxter”) and InterMune, Inc. with offices at 3280 Bayshore Blvd., Brisbane, California 94005 (“InterMune”).

Recitals

WHEREAS, Baxter is engaged in the manufacture, promotion and sale of a plasma-derived Alpha1 Proteinase Inhibitor, a biological pharmaceutical with the trade name Aralast, (“Aralast”), which is used to treat certain pulmonology indications; and

WHEREAS, InterMune has a direct sales force which specializes in the sale of biological pharmaceuticals, including those used to treat pulmonology indications, and who directly call on pulmonologists; and

WHEREAS, InterMune has represented to Baxter that it has the capability, technical ability, expertise and experienced sales force to promote Aralast and achieve Baxter’s sales targets; and

WHEREAS, Baxter and InterMune desire to enter into this Agreement for InterMune to promote Aralast in the United States.

Now Therefore It Is Hereby Agreed As Follows:

1.                                       Promotion Services.

(a)                    During the term of this Agreement, Baxter grants to InterMune the [*] right to promote Aralast within the Territory (as defined below) in accordance with the terms, covenants and conditions hereof.  The “Territory” shall include the 50 states of the United States and the District of Columbia, but excludes the territories, possessions and commonwealths of the United States.

(b)                   InterMune accepts such appointment and agrees to promote Aralast for Baxter on the terms and subject to the conditions described in this Agreement.  InterMune shall have no right to assign or sublicense the rights granted hereunder (except as set forth in Section 26), or to appoint agents or co-promoters to promote Aralast or to satisfy its obligations under this Agreement.

(c)                    During the term of the Agreement, Baxter grants InterMune the right to use trademarks, trade names, servicemarks and logos belonging to Baxter that directly

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

relate to Aralast (the “Aralast Trademarks”) for the purpose of promoting Aralast.  The Aralast Trademarks are set forth in Attachment A.  The right to use the Aralast Trademarks is subject to Baxter’s guidelines (attached as Attachment B hereto), as may be amended from time to time; provided that no such amendment will be effective with respect to InterMune until [*] following [*].  All use by InterMune shall inure to the benefit of Baxter, and InterMune agrees not to contest Baxter’s rights in such Aralast Trademarks.  InterMune further agrees not to use any trademarks, trade names, servicemarks, logos or designs that would be confusingly similar to the Aralast Trademarks.  InterMune does not, and shall not, acquire any rights whatever in or to such trademarks or trade names.  Baxter, by this Agreement, does not make any claim to nor does it purport to authorize any use of or grant any rights in trademarks and trade names belonging to others.  The packaging and labeling for Aralast shall not bear InterMune’s trademark. InterMune agrees to immediately cease the use of Aralast Trademarks upon the expiration of the Agreement, and shall return all marketing and other materials bearing such Aralast Trademarks to Baxter upon such expiration.

(d)                   Baxter has the sole right and responsibility for establishing and modifying the terms and conditions for Aralast sales, including the selling price, and any other terms of sale and distribution. Baxter shall continue to promote Aralast [*].  Baxter shall give InterMune prompt written notice upon engaging any [*].  Upon InterMune’s receipt of such notice, the parties will promptly meet to negotiate in good faith a commercially reasonable [*] in the Aralast Detail requirements set forth in Sections 2(c) and 9(e) to reflect the anticipated impact of [*].

(e)                    Baxter may permanently cease the sale or manufacture of Aralast and terminate this Agreement at any time upon 60-days prior written notice to InterMune, as further set forth in Section 7(b).

2.                                       Sales Scope, Incentive, Breadth and Frequency.

(a)                    Sales Force.  At all times during the term of the Agreement, InterMune will maintain a direct sales force with [*] full-time sales representatives [*], who directly call on [*] (the “Direct Sales Force”).  For purposes of determining whether InterMune has satisfied its obligation to meet the [*] full-time individuals, it shall be entitled to count the percentage of a sales representative’s time so long as it equals or exceeds [*] of their time.  The total time for all sales representatives must equal the equivalent of [*] individuals spending [*] of their time on [*], calling directly on [*].  For example, if InterMune has [*] it shall be deemed to meet this requirement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)                   Promotion. During the term of the Agreement, InterMune shall have the Direct Sales Force promote and detail Aralast on prescribing pulmonologist sales calls as the [*] presentation (“Aralast Details”) in accordance with subsection (c) below.  The [*] presentation shall mean a presentation that [*] of the time spent on the detail.  During Aralast Details, InterMune representatives shall deliver Baxter’s quarterly Plans of Action (to be provided by Baxter pursuant to Section 11).  Attached as Attachment C is the call sheet to be used for each Aralast Detail.

(c)                    Breadth of Coverage.  During the term of the Agreement, InterMune’s Direct Sales Force must:

(i)                                make Aralast Details to at least [*] per [*] (the “Frequency Requirement”); and

(ii)                             perform a minimum of [*] Aralast Details each [*].

Up to [*] of such Aralast Details can be made to [*].  On [*], the parties will meet to re-evaluate the Frequency Requirement to determine whether each pulmonologist should receive a Aralast Detail [*].

(d)                   Sales Threshold.  InterMune is being engaged by Baxter to provide reach into the community of pulmonologist physicians with the expectation that InterMune’s regular detailing of these physicians, as described herein, will result in the achievement of certain sales targets for Aralast.  Baxter will track Aralast sales on a quarterly basis relative to these sales targets so that the impact of applying InterMune’s sales force reach can be measured against expectations.  If one of the following occurs:

(i)                               total Aralast sales in the Territory fail to achieve the lesser of: (A) [*] of the sales target in calendar [*], or (B) [*] for the first calendar [*] of [*]; or

(ii)                           total Aralast sales in the Territory fail to achieve [*] of the sales targets in either of calendar [*] or [*];

then Baxter may request that the parties re-negotiate the Agreement or terminate the Agreement upon thirty (30) days written notice, at Baxter’s sole discretion, unless such failure arises from: (1) Baxter’s failure to supply sufficient Aralast to meet market demand for any reason, or (2) any material safety or regulatory issue relating to Aralast.  The sales targets are total Aralast sales in the Territory for each full calendar year, respectively:  [*] in [*], [*] in [*] and [*] in [*].

Provided that InterMune does not violate the terms of the non-competition requirements set forth in Section 10, the foregoing is Baxter’s sole and exclusive remedy for any failure to meet the sales targets.  Baxter will have no right to require renegotiation or termination of this Agreement if, during the time such sales targets were in effect, Baxter or any Baxter Affiliate sells, markets or otherwise promotes any Competing Product (as defined in Section 10) in the Territory.  As used herein, “Affiliate” means

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(a) any corporation or business entity fifty percent (50%) or more of the voting stock of which is and continues to be owned directly or indirectly by Baxter; (b) any corporation or business entity which directly or indirectly owns fifty percent (50%) or more of the voting stock of Baxter; or (c) any corporation or business entity under the direct or indirect control of such corporation or business entity as described in (a) or (b).

(e)                    Incentive Program. During the term of the Agreement, InterMune will provide its Direct Sales Force with a commission structure where at least:

(i)                                approximately [*] of each representative’s projected possible total compensation is incentive pay; and

(ii)                             at least [*] of each representative’s projected possible total incentive pay program is based upon his or her promotional efforts for products [*]; and

(iii)                          at least [*] of each representative’s projected possible total incentive pay program is based upon his or her promotional efforts for [*].

The parties have agreed upon InterMune’s new commission structure that meets these criteria, which shall become effective no later than [*] after [*].  InterMune shall promptly notify Baxter of any changes to this commission structure that do not meet the three criteria listed above, and if Baxter does not approve the changes to the commission structure, then Baxter shall have the right to terminate this Agreement upon 30 days prior written notice; provided that InterMune does not establish a new commission structure meeting such criteria during such 30-day period.

3.                                       Training [*]; Sales Force Communications.

(a)                    InterMune.  InterMune shall ensure its Direct Sales Force is trained within [*] business days of the later of the Effective Date or initial receipt of Baxter’s training materials.  Thereafter, InterMune will ensure its Direct Sales Force attends Baxter training and receives any updated training materials at its [*] annual sales meetings.  InterMune will [*] each Direct Sales Force representative using [*] after attending training and will provide Baxter with the [*].  Representatives must [*] or higher on such [*].  InterMune will [*] each representative [*] and representatives [*] below [*] will be required to [*].  InterMune will take sole responsibility for the ongoing training of its sales force and new hires throughout the year.  InterMune shall provide training [*] to any new hires to the Direct Sales Force within [*] after hire.

(b)                   Baxter.

(i)                                Baxter will provide the training materials [*] to be used for training the Direct Sales Force within the [*] business days of the Effective Date.  Baxter shall provide additional training at [*] (to be scheduled no later than the [*]).  Baxter will provided updated training materials as needed.

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(ii)                             Baxter will [*] for the documented costs of [*] of its [*], based on the assumption that [*] days out of the scheduled [*] day meeting will be devoted to Aralast.  Such costs will include [*].

(iii)                          Baxter will ensure that any Aralast promotional or training materials (or other material written information pertinent to Aralast) that Baxter provides to its own Aralast sales force will be provided to InterMune within a reasonable period of time.

4.                                       Compliance with Laws.

(a)                    During the term of this Agreement, each party shall in all material respects conform its practices and procedures relating to the manufacture, sale, distribution, marketing, detailing and promotion of Aralast in the Territory to all applicable laws, rules, regulations and guidelines, including, without limitation, all applicable provisions of the Food, Drug and Cosmetic Act, current Good Manufacturing Practices, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 U.S.C. 1320a-7b(b), the Office of the Inspector General (“OIG”) Final Compliance Program Guidance for Pharmaceutical Manufacturers, the Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals and/or the Advanced Medical Technology Association Code of Ethics on Interactions with Healthcare Professionals, the Accreditation Council for Continuing Medical Education Standards for Commercial Support and the American Medical Association (“AMA”) Guidelines on Gifts to Physicians from Industry, as the same may be amended from time to time.

(b)                   Each of Baxter and InterMune shall promptly notify the other party of and provide such party with a copy of any material adverse correspondence or other material adverse reports with respect to the Aralast Details or the manufacture, use, sale, distribution or promotion of Aralast, respectively, that is received from the U.S. Department of Health and Human Services or its components (including the FDA and the OIG) or any foreign counterparts, or the AMA relating to such laws, rules, regulations and guidelines. Further, InterMune shall inform Baxter of any material correspondence it receives from a healthcare provider, competitor or any other party relating to promotional practices used to detail Aralast.

(c)                    During the term of the Agreement, InterMune will advertise, promote and market Aralast and promote the goodwill of Baxter in a manner consistent with all applicable FDA requirements.  InterMune shall conduct its activities relative to the marketing of Aralast in a professional manner and in accordance with the Baxter’s Sales & Marketing practices (a copy of which is attached as Attachment D hereto), as it may be amended from time-to-time, and in accordance with the terms of this Agreement.  No such amendment will be effective with respect to InterMune until [*] following [*].

(d)                   During the term of the Agreement, InterMune shall inform Baxter BioScience North America Customer Service (800) 423-2090 of any adverse events or any other

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significant allegation of deficiencies related to the identity, integrity, quality, durability, reliability, safety, effectiveness or performance (Product Complaints) regarding Aralast.  InterMune shall comply in all respects with Baxter’s Product Complaints: Receiving and Reporting Guide (a copy of which is attached as Attachment E hereto), as it may be amended from time-to-time.  No such amendment will be effective with respect to InterMune until [*] following [*].  Baxter shall provide reasonable quantities of this guide to InterMune to assist InterMune staff in the reporting of product complaints.

5.                                       Promotional Materials.

(a)                    During the term of the Agreement, Baxter shall provide in a timely manner reasonable quantities of all necessary and available Aralast promotional materials that may be reasonably requested by InterMune in connection with the training of InterMune’s Direct Sales Force and its promotion of Aralast.  Baxter shall own all right, title and interest in and to such promotional materials, including all copyrights appurtenant thereto. Baxter hereby grants to InterMune the right, during the term of this Agreement, to use, display, transmit and reproduce the promotional materials in connection with InterMune’s promotion and detailing of Aralast.

(b)                   Baxter [*] with respect to the form and content of the promotional materials, [*], solicit input from InterMune.  Baxter acknowledges that all such materials must be approved by InterMune’s Promotional Review Committee and Compliance Committee prior to InterMune’s use of such promotional materials to ensure they do not violate its regulatory guidelines.  In no event shall InterMune have any right to [*] any promotional materials for Aralast or otherwise participate in the [*] of the promotional materials.

6.                                       Term.  Unless otherwise terminated as herein provided, the term of this Agreement shall commence on the Effective Date and shall expire on December 31, 2006.  Thereafter, Baxter shall pay the Trailing Commission set forth in Section 9(c) below.

7.                                       Termination.

(a)                    Either party may terminate this Agreement upon 30-days prior written notice in the event of a material breach of this Agreement by the other party that is not cured by the breaching party to the non-breaching party’s reasonable satisfaction within such 30-day period. In the event that Baxter terminates this Agreement for InterMune’s uncured material breach prior to December 31, 2006, Baxter shall have no obligation to pay the Trailing Commission.

(b)                   Baxter may terminate this Agreement if InterMune fails to meet the requirements for the Direct Sales Force set forth in Section 2(a); or fails to provide the commission structure set forth in Section 2(e) and, in each case, such failure is not cured within 30-days prior written notice.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)                    Baxter may terminate this Agreement pursuant to Section 2(d) if InterMune fails to achieve the sales thresholds, or pursuant to Section 9(e) if InterMune fails to achieve the required level or frequency of Aralast Details.

(d)                   Baxter may terminate this Agreement upon 60-days prior written notice if it decides to Permanently Cease the manufacture and sale of Aralast.  Such notice will state the effective date of termination and Baxter shall incur no further obligation for the Trailing Commission or otherwise after the effective date of termination.  As used herein, “Permanently Cease” means that neither Baxter nor any Baxter Affiliate will thereafter manufacture or sell Aralast in the Territory.

(e)                    InterMune may terminate this Agreement: (i) upon 60-days prior written notice if it materially strategically alters the nature of the business and no longer employs any Direct Sales Force that details or calls on pulmonologists, or (ii) upon 30-days prior written notice if Baxter is unable to supply Aralast and a material shortfall continues for more than sixty consecutive days.  In such case, Baxter will incur no further obligation for the Trailing Commission or otherwise after the effective date of termination.

(f)                      The following provisions shall survive termination of this Agreement:  Sections 8, 9(c), 9(d), 10, 12(b), 13(b) and 16 through 32, inclusive.  Termination of this Agreement shall not relieve either party of any liability or obligation which accrued hereunder prior to the effective date of such termination, nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice either party’s right to obtain performance of any obligation.

8.                                       Transition to Baxter Sales Force.  After the expiration of this Agreement, InterMune shall cooperate reasonably with Baxter in returning all Aralast related materials.  Thereafter, InterMune shall continue to reasonably assist and advise Baxter in the promotion of Aralast for so long as Baxter is paying the trailing commission.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.                                       Commission to InterMune.

(a)                    Commission Base. Baxter shall pay InterMune a tiered commission on total sales achieved. The commission shall be calculated based on the Net Sales.  “Net Sales” means, as to each calendar quarter, the gross invoiced sales prices charged for all Aralast sold by Baxter, its Affiliates and their respective licensees in arm’s length transactions to third parties during such quarter, after deduction of the following items paid by Baxter, its Affiliates and their respective licensees during such calendar quarter with respect to sales of Aralast, regardless of the calendar quarter in which such sales were made:

(i)                                trade and quantity discounts or rebates actually taken, allowed, or estimated, including discounts or rebates to governmental or managed care organizations;

(ii)                             credits or allowances given, made, or estimated for rejection or ordinary return of previously sold Aralast (but excluding any returns due to a recall);

(iii)                          any tax, duty or government charge (including any tax such as a value added or similar tax or government charge other than an income tax) levied on the sale, transportation or delivery of Aralast and borne by the seller thereof without reimbursement from any third party; and

(iv)                         any charges for freight from the seller, or for insurance, borne by the seller, to the extent actually billed to the customer.

Notwithstanding the foregoing, no deduction shall be made for [*].

(b)                   Commission Rates.

(i)                                The commission rate through [*] (based on sales booked for the full calendar [*]) shall be:

[*]

In any event, total commissions for [*] shall not exceed [*].

(ii)                             The commission rate for sales booked in calendar [*] shall be:

[*]

In any event, total commissions for [*] shall not exceed [*].

(iii)                          The commission rate for calendar [*] shall be:

[*]

In any event, total commissions for [*] shall not exceed [*].

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(c)                                  Trailing Commissions.  At the expiration of the Agreement, Baxter shall pay InterMune a trailing commission (“Trailing Commission”) [*] of:

[*]

In any event, the Trailing Commission in [*] shall not exceed [*].  [*], there shall be no further [*] payment obligation thereafter amongst and between the parties.

If this Agreement is terminated early as a result of Baxter’s material breach under Section 7(a) or is otherwise terminated early by Baxter for any reason other than Permanently Ceasing to sell and manufacture Aralast under Section 7(d), then Baxter shall be obligated to pay such Trailing Commission [*] for [*], at the [*] set forth above [*], following the date of early termination.  The foregoing shall be InterMune’s sole and exclusive remedy in the event of such termination or breach.

(d)                                 Timing of Commission Payments and Reports.

(i)                                     During the term of the Agreement, InterMune shall provide Baxter with the reports and tracking data as set forth in Section 12(a).  Baxter shall pay the commissions described in subsection (b) above for each [*] within [*] of the end of each quarter, or if later, within [*] after the receipt of InterMune’s reports.  Baxter shall provide to InterMune contemporaneously the reports described in Section 12(b).  The first commission payments and reports under this Agreement shall not be due until the end of the second quarter, June 30, 2004, and shall reflect the commissions due on the first two calendar quarters of 2004.

(ii)                                  Following the term of the Agreement, Baxter shall pay the commissions described in subsection (c) above for each [*] within [*] of the end of [*], and shall provide to InterMune contemporaneously the reports described in Section 12(b).

(iii)                               Baxter shall remit all payments under this Section by wire transfer to a bank account to be designated in writing by InterMune.

(e)                    Commission Reduction.

(i)                                InterMune must perform a minimum of [*] Aralast Details per quarter, to at least [*] per year, in accordance with the Frequency Requirement, in order to earn the full commission.  In the event InterMune fails to achieve these objectives, its commissions shall be reduced or terminated as set forth below.  The difference between the actual number of Aralast Details performed, [*] visited and frequency of Aralast Details and the requirements set forth above shall be considered the “shortfall” or “overage,” as applicable.

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(1)                                       In the event InterMune fails to achieve these objectives and the shortfall is [*] or less, then total commissions payable shall be reduced by the greater of [*] or [*].

(2)                                       In the event InterMune fails to achieve these objectives and the shortfall is more than [*] but less than [*], then total commissions payable shall be reduced by the greater of [*] or [*].

(3)                                       In the event InterMune fails to achieve these objectives and the shortfall is more than [*], then [*] shall be paid for [*].

(4)                                       In the event that InterMune fails to achieve these objectives and there is any shortfall of more than [*] for more than for [*] calendar [*], Baxter may terminate this Agreement by 30-days prior written notice.

Provided that InterMune does not violate the terms of the non-competition requirements set forth in Section 10, the foregoing are Baxter’s sole and exclusive remedies with respect to any shortfall.

(ii)                             Notwithstanding the foregoing, no shortfall will be deemed to have occurred if, during the immediately preceding or succeeding [*] falling within the same calendar year, the overage offsets the shortfall for the current [*].  InterMune shall not be permitted to take into account any “overage “taking place in a quarter that does not take place in the same calendar year as the shortfall.

(iii)                          Notwithstanding the foregoing, no shortfall will be deemed to have occurred to the extent attributable to Baxter’s failure to supply sufficient Aralast to meet market demand for any reason or other material breach of Baxter’s obligations hereunder.

10.                                 Non-compete.  InterMune shall not sell, market or otherwise promote in the Territory a [*] other than Aralast, or any other product that is approved by the FDA for the treatment of [*] (a “Competing Product”), during the term of this Agreement and (i) during any period for which Baxter is obligated to pay the Trailing Commission; or (ii) in the event of any termination of this Agreement other than (A) Baxter’s termination of this Agreement pursuant to Section 7(d), or (B) InterMune’s termination of this Agreement pursuant to Section 7(a) for Baxter’s failure to pay commissions as set forth in Section 9 or to provide promotional materials as set forth in Section 5(a), for a period of [*] after the date of such termination. InterMune will have no obligations under this Section 10 if Baxter or any Baxter Affiliate [*] any Competing Product in the Territory.

11.                                 Marketing.

(a)                    Generally.  Baxter will prepare and deliver the Aralast Quarterly Plans of Action to be used during Aralast Details.  Both parties’ sales representatives will meet periodically to discuss marketing territories and marketing coverage in those territories.

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(b)                   JMT.  Baxter and InterMune shall form a joint marketing team (“JMT”) for the marketing of Aralast.  The JMT shall be comprised of six representatives, three for each party. The JMT shall meet at least [*] each [*] and at least [*] meetings each [*] shall be attended in person, and shall alternate between Baxter’s and InterMune’s facilities unless otherwise agreed in writing.  Each party shall pay their own costs for attending each meeting.  [*] shall chair the JMT and will have the [*] of all decisions made by the JMT.  However, [*] shall not be obligated to use any [*] or otherwise engage in activities approved by the JMT to the extent it determines such decisions do not comply with applicable law. The JMT shall be responsible for, among other things, coordinating the promotional efforts of both the parties’ sales forces, the form and timing of reporting Aralast Details and sales, developing training materials for the sales forces and developing tactical plans for promotional materials.

12.                                 Reports.

(a)                    InterMune.

(i)                                InterMune shall provide Baxter with [*] reports summarizing the reported promotional activities of its Direct Sales Force during such month, which reports will include the data fields in Attachment C, within [*].  The form of these reports may be revised and modified subject to InterMune’s written agreement.

(ii)                             InterMune shall provide Baxter with [*] reports summarizing its promotional activities for [*] to include the data fields in Attachment F, within [*].  The form of these reports may be revised and modified subject to InterMune’s written agreement.

(iii)                          InterMune shall also provide Baxter with a roster of the [*] of the representatives on the Direct Sales Force and promptly report any changes to this roster.

(b)                   Baxter. Baxter shall provide, on a monthly basis, reports on total Aralast Net Sales in the Territory broken down into [*] and [*] from its [*] providers.  [*] will include a breakdown of sales by [*] and direct sales data will include a breakdown of sales by [*].

13.                                 Right to Audit.

(a)                    Compliance Audits.  Each party will have the right to audit the other party to ensure that such other party is materially compliant with the terms and conditions of the Agreement, including, without limitation, Section 4.  Such audit will be conducted by an internal or external specialist selected by the auditing party and reasonably acceptable to the other party.  Such audits may be made no more than [*] each calendar [*], at reasonable times mutually agreed by InterMune and Baxter.  Such expert shall hold all information discovered as part of the audit confidential, and only report to the auditing party such information as is necessary for the auditing party to ascertain the other party’s material compliance with this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)                   Financial Audits.  The parties shall maintain the records used to calculate compliance with all obligations under this Agreement, including all commissions payable under Section 9 and all records which support the calculation of each component of the equation for Net Sales.  Such records shall be maintained for at least [*] years following the end of the calendar year to which they pertain.  Such records will be open for audit during by an independent certified public accountant selected by a party and reasonably acceptable to the other party for the purpose of verifying the other party’s compliance with their obligations hereunder, including InterMune’s commissions and Baxter’s Net Sales calculations.  Such audits may be made no more than [*] each calendar [*], at reasonable times mutually agreed by InterMune and Baxter.  The party requesting the audit shall bear the costs and expenses of audits conducted under this subsection (b) unless a variation or error producing an underpayment in commissions payable or underperformance of obligations exceeding [*] for the time period inspected is established in the course of any such audit, whereupon all costs relating to the audit and any unpaid amounts that are discovered will be paid promptly by the other party, together with interest on such unpaid amounts equal to the lesser of prime rate [*] per year, or the maximum rate permitted by law.

14.                                 Sales and Distribution; Recalls and Other Field Corrective Actions.  Baxter shall have the sole right and obligation to take such actions with respect to Aralast[*] as would normally be done in accordance with accepted business practices and legal requirements to maintain the authorization and/or ability to market Aralast in the Territory, including, without limitation, the following:

(a)                    manufacturing and distributing Aralast in the Territory;

(b)                   booking sales and distribution of Aralast hereunder and performance of related services;

(c)                    handling all aspects of order processing, invoicing and collection, inventory and receivables;

(d)                   providing customer support, including handling medical queries, and performing other functions consistent with customary practice for prescription pharmaceuticals;

(e)                    responding to Aralast complaints;

(f)                      handling all Aralast returns;

(g)                   handling all voluntary recalls and market withdrawals of Aralast;

(h)                   communicating with any governmental agencies and satisfying their requirements regarding regulatory approvals of Aralast in the Territory including, but not limited to, BLA approval, labeling approval, promotional materials approval, product and/or establishment licenses, registrations or authorizations of any federal, state or local regulatory agency, department bureau or other governmental entity;

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(i)                       reporting adverse reaction reports to regulatory authorities as required by applicable law or regulation; and

(j)                       negotiating any and all agreements with providers, managed care organizations, payers, wholesalers, group purchasing organizations, and the like, regarding Aralast.

15.                                 Representations and Warranties.

(a)                    The parties represent and warrant to each other that they are not a party to any agreement that would prevent it from fulfilling its obligations under this Agreement.

(b)                   Baxter represents to InterMune that:

(i)                                Baxter has the right to grant to InterMune the rights and licenses set forth herein, including without limitation the right to [*] in each case in accordance with this Agreement.

(ii)                             InterMune’s [*] in each case in accordance with this Agreement, will not infringe any proprietary right of any third party.

(iii)                          Baxter represents to InterMune that Baxter believes that it has an appropriate and effective [*] that meets [*] to address any [*] under Section [*] of this Agreement.

(iv)                         [*]

(c)                    InterMune represents to Baxter that InterMune believes that it has an appropriate and effective [*] that meets [*] to address any [*] under Section [*] of this Agreement.

16.                                 Relationship of the Parties.  In fulfilling its obligations under this Agreement, each party is acting as an independent contractor.  Except as contemplated under this Agreement, it does not have the right to, and will not at any time hereafter without the other party’s prior written consent, transact any business in the name of such other party or obligate it in any manner, character or description.  Absent its prior written consent, a party shall not, under any circumstances, be liable for any agreement, contract, representation or warranty which the other party has made or may enter into or make.  This Agreement does not establish or create a partnership or joint venture among the parties.

17.                                 Confidentiality.

(a)                    In the course of this Agreement, it is anticipated that each party (the “Recipient”) will learn of information that the other party (the “Disclosing Party”) regards as confidential or proprietary, including, but not limited to, information relating to the Disclosing Party’s business, products, plans, technical know-how, processes, sales representatives, customers, suppliers, pricing programs and strategies (“Confidential Information”).  The Recipient will keep confidential the Disclosing Party’s Confidential Information, unless and until the Disclosing Party consents in writing to such disclosure.  The

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Recipient will take all reasonable precautions, including adequate procedures and discipline, to safeguard the confidential nature of such information.  The Recipient shall not disclose any Confidential Information to others, except for the purposes of this Agreement under an obligation of confidentiality at least equivalent to those set forth herein.

(b)                   The Recipient’s obligation hereunder to protect the Disclosing Party’s Confidential Information shall not apply if the information:

(i)                                is already in the Recipient’s possession, provided that such information is not subject to the confidentiality provisions of any other agreement between the Recipient and the Disclosing Party, or

(ii)                             is information developed, generated, compiled or stored by the Recipient without reference to the Disclosing Party’s Confidential Information, or

(iii)                          was independently developed, as evidenced by written records, by a party without reference to the other party’s Confidential Information, or

(iv)                         becomes generally available to the public other than as a result of a disclosure by the Recipient or its representatives in violation of this Agreement, or

(v)                            becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party or its representatives, provided that such source is not known to the Recipient to be bound by obligations of confidentiality with the Disclosing Party, or

(vi)                         is required to be disclosed by law.

(c)                    The terms of this Agreement will be deemed both parties’ Confidential Information.

(d)                   The Recipient’s undertaking to protect the Disclosing Party’s Confidential Information will survive any expiration or termination of this Agreement for [*] years.

18.                                 Protection of Employees.

(a)                    The parties acknowledge that information provided hereunder regarding their respective employees is confidential and proprietary information, and that the other party’s unauthorized use thereof would cause irreparable harm.

(b)                   The parties agree that during the [*] and for [*] thereafter, neither party will directly or indirectly, (through any Affiliate, agent, representative or partner or otherwise) solicit or hire any individual who, [*], had been an employee of the other party that was [*] the Direct Sales Force, selling Aralast or otherwise [*] this Agreement, nor encourage any such employee to leave the other party, except with such party’s prior written consent.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

19.                                 Publicity. Neither party shall make any public announcement concerning this Agreement without the prior written consent of the other party (which will not be unreasonably withheld or delayed), unless counsel to such party advises that such announcement or statement may be required by law (including applicable stock exchange rule).  In the case of an announcement required by law, the other party shall be advised in advance and both parties shall use good faith efforts to cause a mutually agreeable announcement to be issued in a timely basis.

20.                                 Force Majeure.  The parties shall not be liable for failure or delay in fulfilling its obligations under this Agreement where such failure or delay is due, in whole or in part, causes beyond its reasonable control, including without limitation shortage of supply, manufacturing problems, war, civil commotion, labor strike or lock-out, utility shortage or curtailment, intervention of any governmental authority or acts of regulatory agencies (except due to such party’s failure to comply with applicable law), fires, floods, earthquakes, acts of God or terrorist acts.

21.                                 Notices.  Wherever notice is required or permitted hereunder, it shall be by personal delivery, first class mail, overnight delivery service, or sent by facsimile transmission, with electronic confirmation, properly directed to the party at its address and contact information listed below.  Said address and contact information may be changed from time to time by similar written notice.

If to InterMune:	If to Baxter:

InterMune, Inc.	Baxter Healthcare Corporation
3280 Bayshore Blvd.	One Baxter Parkway
Brisbane, CA	Deerfield, Illinois 60015-4633
94005	Attention: General Counsel
Attention: Executive Vice President	Phone: (847) 948-2600
Commercial Operations	Fax: [*]
Phone: (415) 466-2200
Fax : [*]	With a copy to:
Copy to: General Counsel
Phone: (415) 466-2200	Baxter Healthcare Corporation
Fax : [*]	BioScience Business Unit
One Baxter Way
Westlake Village, California 91362
Attention: Vice President of Global Marketing
Phone: (805) 372-3620
Fax: [*]

22.                                 Indemnification; Limitation of Liability.

(a)                    Subject to subsection (c) below, Baxter shall indemnify, defend and hold InterMune and its Affiliates and their respective directors, officers, agents and employees harmless from any and all claims, liabilities, damages and causes of action arising

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(collectively, “Liabilities”) to the extent arising from or in any way connected with (i) a claim or lawsuit by a third party which alleges injury, harm, damage, loss, expense or other liability [*]; (ii) [*] by Baxter, its Affiliates or any [*] or (iii) any breach of this Agreement by Baxter. This indemnity shall not apply to the extent such claims, liabilities and causes of action are caused by the fault, breach of contract or tort (including negligence and strict liability) of InterMune.

(b)                   Subject to subsection (c) below, InterMune shall indemnify, defend and hold Baxter, and its Affiliates and their respective directors, officers, agents and employees, harmless from and against any Liabilities arising from or in any way connected with any [*] by InterMune or breach of this Agreement by InterMune.  This indemnity shall not apply to the extent such claims, liabilities and causes of action are caused by the fault, breach of contract or tort (including negligence and strict liability) of Baxter, its Affiliates or any [*].

(c)                    A party (the “Indemnitee”) which intends to claim indemnification under this Section shall promptly notify the other party (the “Indemnitor”) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its directors, officers, employees or agents, intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure or delay.

The Indemnitee shall permit, and shall cause its directors, officers, employees and agents to permit, the Indemnitor at its discretion to settle any such action, claim or other matter, and the Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor.  Notwithstanding the foregoing, the Indemnitor shall not enter into any settlement that would adversely affect the Indemnitee’s rights hereunder, nor impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights, without Indemnitee’s prior written consent, which shall not be unreasonably withheld or delayed.  No such action, claim or other matter shall be settled without the prior written consent of the Indemnitor, which shall not be unreasonably withheld or delayed.

The Indemnitor shall not be responsible for any attorneys’ fees or other costs incurred other than as provided herein.  The Indemnitee and its directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by the indemnification obligations of this Section.  The Indemnitee shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.

23.                                 Severability.  The intention of the parties is to comply fully with all laws and public policies, and this Agreement shall be construed consistently with all laws and public policies to the extent possible.  If and to the extent that any court determines that it is impossible to construe any provision of this Agreement consistently with any law or public policy and consequently holds that

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provision to be invalid, such provision will be amended so to preserve, to the extent possible, the parties’ original intent, or if it cannot be so amended, such provision shall be struck.  Such holding shall in no way affect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

24.                                 Waiver.   No failure or omission by either party to insist upon or enforce any of the terms of this Agreement shall be deemed a waiver of such terms.  Any waiver must be in writing, signed by an authorized representative of the party to be charged, in order to be effective.  No waiver will be effective against any further breach.

25.                                 Choice of Law; Venue.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of [*], without giving effect to any choice or conflict of law provisions thereof.  For any legal action arising from or related to this Agreement, the parties hereby: (i) consent and submit solely to jurisdiction and venue of the state and federal courts located in [*]; (ii) agree that such courts shall be the sole courts utilized; and (iii) hereby waive any jurisdictional or venue objections to such courts, including without limitation, forum non conveniens.

26.                                 Assignment.  Neither party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a party may make such an assignment without the other party’s consent to a permitted successor-in-interest to substantially all of the business assets of such party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction.  This Agreement is not assignable to [*] that sells, markets or manufactures [*].  Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other party, expressly assume performance of such rights and/or obligations.  Any permitted assignment shall be binding on the successors of the assigning party.  Any assignment or attempted assignment by either party in violation of the terms of this Section shall be null and void and of no legal effect.  This Agreement shall be binding upon and shall inure to the benefit of each party’s successors-in-interest and permitted assigns.

27.                                 Headings.  The article and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

28.                                 Days.                 All references herein to “days” mean calendar days, unless specifically stated otherwise.

29.                                 Remedies Cumulative.  Unless specifically and expressly provided otherwise, the remedies provided under this Agreement are cumulative, and are not exclusive of other remedies available to a party in law or equity.

30.                                 Complete Agreement.  This Agreement constitutes the entire agreement between the parties hereto, and cancels and supersedes any and all previous agreements between the parties with respect to the subject matter hereof.  All modifications or amendments hereto must be in writing and signed by all parties.  No renewal, termination or cancellation of this Agreement, or modification or waiver of any of the provisions herein contained, or any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon either party unless it is made in

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writing.

31.                                 Counterparts.  This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

32.                                 Ambiguities.  Ambiguities, if any, in this Agreement shall not be construed against either party, regardless of which party is deemed to have drafted the provision at issue.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives:

Baxter Healthcare Corporation		InterMune, Inc.

By:	/s/ Ron Lloyd	By:	/s/ Roger Hawley

Name:	Ron Lloyd	Name:	Roger Hawley

Title:	VP – Global Marketing	Title:	Executive Vice President,
Commercial Operations

Date:	April 5, 2004	Date:	March 26, 2004

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ATTACHMENT A – ARALAST TRADEMARKS

[*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ATTACHMENT B – ARALAST TRADEMARK GUIDELINES

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ATTACHMENT C – CALL REPORT DETAILS

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ATTACHMENT D – BAXTER SALES & MARKETING PRACTICES

[Attached]

[*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ATTACHMENT E – PRODUCT COMPLAINTS: RECEIVING AND REPORTING GUIDE

[Attached]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ATTACHMENT F – [*] COMPLIANCE REPORT

[*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.